                                                                    EXHIBIT 99.8


                           o DETACH PROXY CARD HERE o
-------------------------------------------------------------------------------

Proposal 1. Proposal to adopt the Agreement and Plan of Merger, dated as of July
            19, 2000, among CNET Networks, Inc., TD Merger Sub, Inc. and Ziff-Davis Inc., in the form attached as Annex A to the Proxy Statement.

            FOR                         AGAINST                  ABSTAIN

            [ ]                           [ ]                      [ ]

            In addition, the undersigned authorizes such proxies to vote such shares in their discretion as to any other matters coming before the Special Meeting.


                                                      CHANGE OF ADDRESS AND
                                                      OR COMMENTS MARK HERE  [ ]

               Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

               Dated:                                                , 2000
                     ------------------------------------------------


               ----------------------------------------------------------------
                                          (Signature)


               ----------------------------------------------------------------
                                 (Signature if held jointly)


               Votes must be indicated
               (x) in Black or Blue ink. [X]


(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

--------------------------------------------------------------------------------
                               PLEASE DETACH HERE
               o YOU MUST DETACH THIS PORTION OF THE PROXY CARD o
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

                                ZIFF-DAVIS INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 13, 2000

         The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement dated September 6, 2000 (the "Proxy Statement") of Ziff-Davis Inc. (the "Company"), hereby appoints Daniel L. Rosensweig, Arthur
L. Fatum and Lauren B. Bonfield, and each of them, proxies of the undersigned, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on October 13, 2000 and at any adjournments or postponements thereof (the "Special Meeting") and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting in the manner the undersigned specifies in this Proxy Card (or, if the undersigned does not specify how to vote, to vote all such shares FOR all Proposals referred to this Proxy Card and to vote in the discretion of the proxies as to any other matters coming before the Special Meeting).

         Please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE PROPOSALS REFERRED TO IN THIS PROXY CARD.

         IF YOU EXECUTE AND RETURN THIS
PROXY CARD BUT DO NOT SPECIFY THE MANNER
IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES,        ZIFF-DAVIS INC.
THE PROXIES WILL VOTE YOUR SHARES FOR ALL OF         P.O. BOX 11122
THE FOREGOING PROPOSALS AND IN THEIR DISCRETION      NEW YORK, N.Y. 10203-0122
AS TO ANY OTHER MATTERS COMING BEFORE THE
SPECIAL MEETING.


(Continued and to be dated and signed on the reverse side).